Exhibit 99.1

JLL Income Property Trust

Fully Subscribes $65 Million Industrial DST

Chicago (October 8, 2024) – JLL Income Property Trust, an institutionally-managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with approximately $6.6 billion in portfolio equity and debt investments, announced today that it has fully subscribed JLLX Grand Prairie, DST. The $65 million program was structured as a Delaware Statutory Trust designed to provide 1031 exchange investors the opportunity to reinvest proceeds from the sale of appreciated real estate while also deferring taxes.

JLLX Grand Prairie, DST consisted of two Class A industrial distribution facilities located in Grand Prairie, TX, a submarket of the Dallas-Fort Worth metropolitan area. Both properties are 100% leased to and occupied by Fruit of the Earth, Inc., a leading provider of skin care, sun care, and health care products.

“We are pleased to have fully subscribed JLLX Grand Prairie, DST,” said Drew Dornbusch, Head of JLL Exchange. “The continued demand we see from 1031 exchange investors and their advisors is a testament to the success of the program to provide solutions that can facilitate the transfer of generational wealth, while mitigating the significant tax consequences associated with the sale of appreciated investment real estate.”

“JLLX Grand Prairie, DST provided 1031 exchange investors access to the industrial property sector – one of the strongest performing property types over the past several years due to the continued acceleration of e-commerce, supply change configuration and strong consumer demand,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “We’re proud that institutional-quality investment solutions like ours have proven to be an attractive avenue for wealth management firms and their clients who are seeking to reinvest proceeds from the sales of appreciated investment real estate while deferring taxes.”

Since its inception in 2019, JLLX has attracted more than $1.5 billion across 24 DST offerings from property owners seeking to maintain a meaningful allocation to real estate in a tax efficient manner. JLL Income Property Trust has completed 13 full cycle UPREIT transactions totaling $900 million to date.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Exchange
The JLL Exchange program offers private placements through the sale of interests in Delaware Statutory Trusts (DSTs) holding core real estate investment properties. For more information, visit www.jllexchange.com.

About JLL Income Property Trust, Inc. (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX)
JLL Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing residential, industrial, grocery-anchored retail, healthcare and office properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management | Investing Today. For Tomorrow.
LaSalle Investment Management is one of the world’s leading real estate investment managers. On a global basis, LaSalle manages US$84.8 billion of assets in private and public real estate equity and debt investments as of Q2 2024. LaSalle’s diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles, including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information, please visit www.lasalle.com, and LinkedIn.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.

Contacts:
Alissa Schachter
LaSalle Investment Management
Telephone: +1 (312) 228-2048
Email: alissa.schachter@lasalle.com

Doug Allen
Dukas Linden Public Relations
Telephone: +1 646 722 6530
Email: JLLIPT@DLPR.com